EXHIBIT 16



                          Bierwolf, Nilson & Associates
A Partnership of          Certified Public Accountants
Professional                1453 South Major Street     Nephi J. Bierwolf, CPA
Corporations               Salt Lake City, Utah 84115      Troy Nilson, CPA






March 1, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Zynex Medical Holdings, Inc..

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Zynex Medical Holdings, Inc.'s 8-K and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/s/ Bierwolf, Nilson & Associates
Bierwolf, Nilson & Associates
Salt Lake City, Utah